Exhibit 21



                            BELPORT CAPITAL FUND LLC
                                  SUBSIDIARIES


     Name                                     Jurisdiction of Incorporation
     ----                                     -----------------------------

     Belport Realty Corporation                        Delaware

     Bel Multifamily Property Trust                    Maryland

     Monadnock Property Trust, LLC                     Delaware